Exhibit 8.2

June 3, 2026

Versa Bancorp
140 Fullarton Street, Suite 2002
London, Ontario  N6A 5P2

Dear Sirs/Mesdames:

Re:	Versa Bancorp Form S-4 Registration Statement - Canadian Federal Income Tax Considerations

We have acted as Canadian tax counsel to Versa Bancorp (the “Company”), a Delaware corporation, in connection with certain Canadian federal income tax aspects of the Reorganization as defined and described in the registration statement on Form S-4 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission on the date hereof.

In connection therewith, we have reviewed the discussion set forth under the caption “Certain Canadian Federal Income Tax Considerations” included in the Registration Statement (the “Canadian Tax Summary”).

We hereby confirm to you that the statements of Canadian tax law set forth in the Canadian Tax Summary are our opinion as of the date hereof, subject to the limitations, qualifications, assumptions and understandings set forth therein and in the Registration Statement. For greater certainty and without restricting the generality of the foregoing, in the delivery of this opinion we have relied on the confirmations of factual matters referred to in the Canadian Tax Summary. We have made no independent investigation or verification of the factual matters discussed therein.

This opinion is being delivered prior to the consummation of the Reorganization and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed with the United States Securities and Exchange Commission. In giving such consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

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Yours truly,

/s/ Stikeman Elliott LLP